UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                           January 6, 2005

                      WEBCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma                                                                       0-23242                                                               73-1097133
(State or other jurisdiction of                               (Commission File Number)                                               (IRS Employer
        incorporation)                                                                                                                                Identification No.)

9101 West 21st Street,          Sand Springs, Oklahoma          74063
(Address of principal executive offices)                              (Zip Code)

Registrant’s telephone number, including area code:          (918) 241-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

      [    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      [    ]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      [    ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the Exchange  Act   (17  CFR  240.14d-2(b))
      [    ]  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the Exchange  Act   (17  CFR  240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    (d)      On January 6, 2005, Webco Industries, Inc. issued a press release announcing that its Board of Directors had unanimously approved the deregistration of Webco’s common stock and that it had filed a Form 15 with the Securities and Exchange Commission under the Securities Exchange Act of 1934 to effect the deregistration.  As a result of this filing, Webco's common stock will be delisted from the American Stock Exchange and Webco will cease filing periodic reports with the Securities and Exchange Commission effective immediately.  Webco also announced that it would not proceed with its previously announced proposal to effect a reverse stock split followed by a forward stock split, since the purpose of that transaction was to reduce the number of Webco's stockholders of record to fewer than 300 in order to deregister the common stock.   A copy of the January 6, 2005 press release is being filed as an Exhibit to this Form 8-K Report.

Item 9.01  Financial Statements and Exhibits

    (c)      Exhibits

    99.1   Press Release dated January 6, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             WEBCO INDUSTRIES, INC.

Dated: January 6, 2005                                               By: /s/ Michael P. Howard
                                                                                   Michael P. Howard
                                                                                   Vice President and
                                                                                   Chief Financial Officer